                                                                    Exhibit 24.1
                                                                    ------------


                          INDEPENDENT AUDITOR'S CONSENT






         We consent to the incorporation by reference in Registration Statement No. 33-57078 of On Assignment, Inc. and subsidiaries on Form S-8 of our report dated January 24, 1997, with respect to the consolidated financial statements and financial statements schedule of On Assignment, Inc. appearing in this Annual Report on Form 10-K of On Assignment, Inc. for the year ended December 31, 1996.



/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP

March 26, 1997
Los Angeles, California